Item 6 Attachment 10.2 Consulting Agreement with James O. Griffin, dated as of January 9, 2007


                              CONSULTING AGREEMENT


         Whereas, James O. Griffin ("Consultant") was an employee of CDEX Inc., a Nevada corporation (the "Company") pursuant to an Employment Agreement dated October 1, 2005, as subsequently amended by Agreement dated January 11, 2006 (both agreements combined hereinafter termed "Employment Agreement");

         Whereas, Consultant resigned from employment of Company effective December 28, 2006;

         Whereas, in view of Consultant's expertise with regard to matters involving the Company and the Company's desire to have the continued services of Consultant to assure a smooth and settled transition for the Company, Company desires the continued services of Consultant; and

         Whereas, the Consultant would like to provide such services and secure a settled resolution of unresolved issues and such resolution has been strongly negotiated over the past two weeks.

         Accordingly, for good and valuable consideration the sufficiency of which is recognized and acknowledged by both parties, the Company and Consultant agree to the provision of this Consulting Agreement ("Agreement") as follows:

This Agreement is entered into as of January 9, 2007 (the "Effective Date"), by and between the Company and Consultant.

1. Consulting Agreement. Subject to the terms and conditions set forth in this Agreement, the Company agrees to engage the Consultant to perform services for the Company, effective as of the Effective Date and subject to the terms and conditions set forth below.

2. Term. The Company may terminate this Agreement at any time by giving the Consultant two weeks' advance notice in writing. The term of this Agreement shall be twelve (12) months, unless it is extended by the mutual written agreement of the Consultant and the Company.

3. Services of the Consultant. Consultant shall (1) assure an orderly transition of previous work that Consultant did as an employee, (2) where feasible encourage sale of Company products, (3) where feasible encourage advancement of Company's revenues and statue in the investment community, (4) upon reasonable notice, furnish such information and assistance to the Company as may be reasonably required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party and (5) provide other nominal work as requested by Company. These activities of the Consultant are referred to hereinafter as "Services." The Company recognizes and agrees that the Consultant may perform additional services for other persons, provided that such services do not represent a conflict of interest with the Company.


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4. Place of Performance. The Consultant shall be responsible for maintaining, at his or her own expense, a place of work, any necessary equipment and supplies, and appropriate communications facilities.

5. Compensation.

    5.1 Fee. Compensation for Consultant Services shall be as follows.

         5.1.1. Company shall pay Consultant $51,000 total during the first six months of the Agreement, as Company's financial posture allows based solely on the judgment of the Company. If, at the end of six months, in the Company's sole judgment, its financial condition does not allow such a cash payment, in lieu of the cash payment Company may provide to Consultant shares of restricted Class A Common Stock equivalent to $51,000 at a price per share equal to twenty five (25%) below the average closing price of the stock on the ten (10) business days proceeding July 9, 2007. The discount to market value takes into consideration the restricted nature of the stock received.

         5.1.2. Company shall pay to Consultant 25,000 shares of unrestricted, S-8, Class A Common Stock vesting on the ninth day of each of the first three months of this Agreement (a combined total of 75,000 shares), with the first payment beginning on the 9ths day of February, 2007.

         5.1.3. Company shall pay to Consultant 200,000 shares of restricted Class A Common Stock, vesting on January 9, 2008.

           The Consultant, during the course of this transaction and prior to the execution of this Agreement, has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the Agreement, and to obtain any additional information or documents relative to the Company, its business and an investment, as the Consultant has deemed necessary. The Consultant agrees and acknowledges, however, that it has not been furnished any offering literature or prospectus concerning the Company other than this Agreement and, in making its decision to acquire the CDEX stock hereunder, the Consultant has relied solely upon this Agreement and independent investigations made by the Consultant. The Consultant acknowledges that no representations or warranties have been made to the Consultant by the Company, or any officer, employee, agent or affiliate of the Company, except as contained in this Agreement.

         The Consultant is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the CDEX stock. The Consultant understands that his investment in the Purchased Shares is a speculative investment that involves a high degree of risk. The Consultant can bear the economic risks of this investment and can afford a complete loss of his investment in the CDEX stock. The Consultant is a resident of the State of Virginia.

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         The Consultant agrees and acknowledges that in the event that the
Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of the stock issued under this Agreement, the Company shall have the right to require such payments from the Consultant, or to withhold such amounts from other payments due to the Consultant from the Company. In addition, Consultant and the Company agree that the Company may, in its sole discretion, shorten the vesting period or waive any of the conditions applicable to all or a portion of the stock issued pursuant to this Agreement.

         5.2. Benefits. The Consultant shall not be eligible to participate in any of the Company's employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs.

         5.3 Release. Consultant hereby forever releases and discharges the Company and all of its subsidiaries, affiliates, divisions, successors and assigns, and each and any of its or their past, present or future directors, officers, attorneys, agents, trustees, administrators, employees, consultants or assigns, from any and all claims, demands, causes of action, and liabilities of any kind whatsoever, whether known or unknown, which Consultant ever had, now has or hereafter may have against Company up to and including the Effective Date of this Agreement.


6. Expenses. The Company shall reimburse the Consultant for reasonable and authorized expenses incurred by the Consultant in connection with the performance of the Services upon periodic presentation by the Consultant of an itemized account of such expenses and appropriate receipts.

7. Termination of Services. Upon termination of the Consultant's Services, this Agreement shall become null and void, except as otherwise provided in Section 12.3.

8. Compensation Upon Termination.

         8.1. Upon the termination of this Agreement by Consultant, Consultant shall only be entitled to (i) the accrued and earned portion of his fee and (ii) reimbursement of expenses that were incurred before the termination became effective and that are reimbursable under this Agreement. All unvested stock or stock options may be forfeited at the sole discretion of the Company.

         8.2. Upon the termination of this Agreement by the Company due to a breach of Sections 3, 5.1, 9 or 12.10 ("actions of Consultant that are not in the best interests of the Company"), Consultant shall only be entitled to (i) the accrued and earned portion of his fee and (ii) reimbursement of expenses that were incurred before the termination became effective and that are reimbursable under this Agreement. All unvested stock or stock options may be forfeited at the sole discretion of the Company. If the Company terminates the Agreement for any reason other than for actions of Consultant that are not in the best interest of the Company, Consultant will be entitled to all the Compensation listed in Section 5.1 on the schedule there provided.

9. CDEX Agreements. As an express condition for the Company's agreement to enter into this Agreement, and as a pre-condition to the effectiveness of this Agreement, the Consultant and Company agree that the Non-Compete Agreement and Non-Disclosure Agreement executed as part of the Consultant's Employment Agreement with the Company shall remain in effect, and that the post-employment term of those Agreements will not begin until such time as this Agreement is terminated.

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10. Independent Contractor Obligations. It is expressly agreed that the
Consultant is acting as an independent contractor in performing the Services. The Company shall carry no Workers' Compensation insurance or any health or accident insurance to cover the Consultant or any of its employees or contractors. The Consultant shall carry all such insurance as shall be required by law and as it deems appropriate, and shall provide the Company with a copy of each such insurance policy upon the request of the Company. The Company shall not pay any contribution to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits which might be expected to be paid by an employer in an employer-employee relationship. The Consultant expressly agrees to report and to pay, on or before the date due, any and all contributions for taxes, unemployment insurance, Social Security, and other benefits for itself and its employees. Upon the request of the Company, the Consultant shall provide evidence, satisfactory to the Company, that all such tax and other payments required to be made by the Consultant under this Section have been timely paid when and as due.

11. Arbitration. Any failure to perform, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be determined exclusively by arbitration in accordance with the provisions of this Section and in accordance with the rules of the American Arbitration Association for arbitrating commercial matters. The arbitration shall be held in Tucson, Arizona, or such other location as the parties shall mutually agree. The arbitrators shall base their award on applicable Arizona law and judicial precedent, and shall accompany their award with written findings of fact and conclusions of law. The decision of the arbitrators shall be binding on the parties, except that any party may appeal the arbitrators' decision by filing an action to reconsider the decision of the arbitrators in a court having jurisdiction hereunder. In any such action the arbitrators' findings of fact shall be conclusive and binding on both parties and the sole questions to be determined by the court shall be (i) whether or not the arbitrators' decision was contrary to Arizona law and judicial precedent, and (ii) if the court determines that the arbitrators' decision was contrary to Arizona law and judicial precedent, then how the dispute shall be resolved based on the arbitrators' findings of facts and Arizona law and judicial precedent. The decision of the court as to the resolution of the dispute under Arizona law and judicial precedent shall supercede the arbitrators' decision. Judgment upon the award rendered by the arbitrators, as modified by the court, if applicable, may be entered in any court having jurisdiction in accordance herewith.

12. Miscellaneous.

         12.1 Notices. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be hand-delivered or shall be mailed by first class registered or certified mail, postage prepaid to the respective addresses of the parties. Notice shall be deemed to have been received either on the day delivered, if hand-delivered, or five (5) days after mailing, if mailed.

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         12.2 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

         12.3 Survival. It is the express intention and agreement of the parties hereto that the provisions of Section 8, Section 9, Section 10, Section 11, and
Section 12 hereof shall survive the termination of this Agreement. In addition, all obligations of the Company to make payments pursuant to Sections 5 and 6 with regard to fees earned or expenses incurred prior to the termination of this Agreement shall survive any termination of this Agreement on the terms and conditions set forth herein.

         12.4 Assignment. Neither party shall assign any right or delegate any obligation hereunder without the other party's written consent, and any purported assignment or delegation by a party hereto without the other party's written consent shall be void. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and the Consultant, his or her heirs, executors, administrators and legal representatives.

         12.5 Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

         12.6 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         12.7 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Arizona (but not including the choice of law rules thereof). Subject to the arbitration provisions herein, any action filed in relation to this Agreement and the performance of the parties hereunder shall be filed in the appropriate state court or the U.S. District Court having jurisdiction over Tucson, Arizona, the parties hereto waiving any other venue to which they may be entitled by virtue of domicile or otherwise. Each of the parties hereto waives a trial by jury in regard to any claims or disputes relating to this Agreement.

         12.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties respecting the engagement of the Consultant, there being no representations, warranties or commitments except as set forth herein.

         12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

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         12.10 Disparagement. The Consultant agrees that he will not, at any time, disparage, demean or criticize, or do or say anything to cause injury to the business, reputation, management, employees, members of the Board of Directors or products of the Company. The Company agrees that it will not, at any time, disparage, demean or criticize, or do or say anything to cause injury to the reputation of the Consultant.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf effective as of the day and year first hereinabove written.



By:      ____________________               By:  _________________________
         James O. Griffin                        Dr.  B.D. Liaw
                                                 CDEX Inc.
                                                 Chairman of the Board